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                                    EXHIBITS

                                  EXHIBIT 21.1
                         HARVEST NATURAL RESOURCES, INC.
                              LIST OF SUBSIDIARIES

                                                         JURISDICTION
                     NAME                               OF INCORPORATION
-------------------------------------------------       ----------------
Harvest Vinccler, C.A.*                                    Venezuela

Energy International Financial Institution, Ltd.*           Barbados

      The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

* All subsidiaries are wholly-owned by Harvest Natural Resources, Inc., except Harvest Vinccler, C.A., which is owned 80 percent by HNR Finance B.V., and Energy International Financial Institution which is owned 80 percent by Harvest Natural Resources, Inc. All other subsidiaries are inactive.